                                                                   Exhibit 25


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM T-1


                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                         BANK ONE, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

 A National Banking Association                          36-0899825
                                                         (I.R.S. employer
                                                         identification number)

1 Bank One Plaza, Chicago, Illinois                      60670-0120
(Address of principal executive offices)                 (Zip Code)

                                 Bank One, N.A.
              1 Bank One Plaza, Suite IL1-0120, The Law Department
                          Chicago, Illinois 60670-0120
             Attn: Sandra L. Caruba, Senior Counsel, (312) 336-9436
            (Name, address and telephone number of agent for service)

                               PEI HOLDINGS, INC.
               (Exact name of obligor as specified in its charter)

Delaware                                                 36-4276282
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                           identification number)

                        SEE TABLE OF ADDITIONAL OBLIGORS

680 North Lake Shore Drive
Chicago, Illinois                                        60611
(Address of principal executive offices)                 (Zip Code)

                        11% SENIOR SECURED NOTES DUE 2011
           GUARANTEES RELATED TO THE 11% SENIOR SECURED NOTES DUE 2011
                        (TITLE OF INDENTURE SECURITIES)

 ITEM 1.    GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
            TRUSTEE:

            (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller  of  Currency,   Washington,  D.C.,  Federal  Deposit
            Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

 ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

            No such affiliation exists with the trustee.

 ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by Section 321(b) of the
               Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 30th day of June, 2003.


            BANK ONE, N.A.,
            TRUSTEE

            By /s/ Sandra L. Caruba
               -------------------------------------
               Sandra L. Caruba
               Senior Counsel


* EXHIBITS 1,2,3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE, N.A., FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF HOUSEHOLD FINANCE CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-33240).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                  June 30, 2003


 Securities and Exchange Commission  Washington, D.C. 20549

 Ladies and Gentlemen:

           In connection with the qualification of an indenture between PEI Holdings, Inc., the other Guarantors party thereto and Bank One, N.A., the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                         Very truly yours,

                         BANK ONE, NATIONAL ASSOCIATION

                             By /s/ Sandra L. Caruba
                                --------------------------------------
                                Sandra L. Caruba
                                Senior Counsel

                                                                       EXHIBIT 7

BANK ONE, NA                                         FFIEC 031
-----------------------------------------            RC-1
Legal Title of Bank

CHICAGO                                                    12
-----------------------------------------
City

IL                            60670
-----------------------------------------
State                         Zip Code

Transmitted to EDS as 0238103 on 05/12/2003 at 05:12:15 CST

FDIC Certificate Number - 03618

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise Indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET



                                                                                 Dollar Amounts in Thousands RCFD  Bil Mil Thou
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
1. Cash and balances due from depository Institutions (from Schedule RC-A);
a. Noninterest-bearing balances and currency and coin(1)                                                 0081  14,545,000   1.a
b. Interest-bearing balances(2)                                                                          0071   8,464,000   1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)                                            1754           0   2.a
b. Available-for-sale securities (from Schedule RC-B, column D)                                          1773  55,033,000   2.b
3. Federal funds sold and securities purchased under agreements to resell:                               RCON
a. Federal funds sold in domestic offices                                                                B987   9,992,000   3.a
                                                                                                         RCFD
b. Securities purchased under agreements to resell(3)                                                    B989   8,761,000   3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale                                                                        5369   4,574,000   4.a
b. Loans and leases, net of unearned income                                      B528       111,653,000                     4.b
c. LESS: Allowance for loan and lease losses                                     3123         3,503,000                     4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)                           B529 108,150,000   4.d
5. Trading assets (from Schedule RC-D)                                                                   3545   5,537,000   5
6. Premises and fixed assets (including capitalized leases)                                              2145   1,250,000   6
7. Other real estate owned (from Schedule RC-M)                                                          2150      70,000   7
8. Investments in unconsolidated subsidiaries and associated
companies (from Schedule RC-M)                                                                           2130     425,000   8
9. Customers' liability to this bank on acceptances outstanding                                          2155     237,000   9
10. Intangible assets:
a. Goodwill                                                                                              3163     610,000   10.a
b. Other Intangible assets (from Schedule RC-M)                                                          0426      62,000   10.b
11. Other assets (from Schedule RC-F)                                                                    2160   8,621,000   11
12. Total assets (sum of items 1 through 11)                                                             2170 226,331,000   12


(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

 BANK ONE, NA                                            FFIEC 031
-----------------------------------------                RC-2
Legal Title of Bank

Transmitted to EDS as 0238103 on 05/12/2003 at 02:12:13 CST     13
FDIC Certificate Number - 03618
SCHEDULE RC--CONTINUED


                                                                                Dollar Amounts in Thousands       Bil Mil Thou

LIABILITIES
13. Deposits:
   a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,                      RCON
      part 1)                                                                                        2200       123,300,000  13.a
      (1) Noninterest-bearing(1)                                                  6631  43,942,000                           13.a.1
      (2) Interest-bearing                                                        6636  79,358,000                           13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                                     RCFN
   (from Schedule RC-E, part II)                                                                     2200        21,326,000  13.b
      (1) Noninterest-bearing                                                     6631     286,000                           13.b.1
      (2) Interest-bearing                                                        6636  21,040,000                           13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:                      RCON
    a. Federal funds purchased in domestic offices(2)                                                B993         8,311,000  14.a
                                                                                                     RCFD
    b. Securities sold under agreements to repurchase(3)                                             B995         3,764,000  14.b
15. Trading liabilities (from Schedule RC-D)                                                         3548         4,843,000  15
16. Other borrowed money (includes mortgage Indebtedness and obligations
    under capitalized leases) (from Schedule RC-M)                                                   3190        28,739,000  16
17. Not applicable
18  Bank's liability on acceptances executed and outstanding                                         2920           237,000  18
19. Subordinated notes and debentures(4)                                                             3200         5,036,000  19
20. Other liabilities (from Schedule RC-G)                                                           2930        13,105,000  20
21. Total liabilities (sum of Items 13 through 20)                                                   2948       208,661,000  21
22. Minority Interest in consolidated subsidiaries                                                   3000           109,000  22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                                    3838                 0  23
24. Common Stock                                                                                     3230           201,000  24
25. Surplus (exclude all surplus related to preferred stock)                                         3839         9,177,000  25
26. a. Retained earnings                                                                             3632         8,120,000  26.a
    b. Accumulated other comprehensive income(5)                                                     B530            63,000  26.b
27. Other equity capital components(6)                                                               A130                 0  27
28. Total equity capital (sum of Items 23 through 27)                                                3210        17,561,000  28
29. Total liabilities, minority interest, and equity capital (sum of Items 21, 22, and 28)           3300       226,331,000  29

Memorandum
To be reported only with the March Report of Condition.

                                                                                                         RCFD        Number

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
by Independent external auditors as of any date during 2001                                              6724           2     M.1


 1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank 2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately) 3 = Attestation on bank management's assertion on the effectiveness of the bank's Internal control over financial reporting by a certified public accounting firm 4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority) 5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority) 6 = Review of the bank's financial statements by external auditors 7 = Compilation of the bank's financial statements by external auditors 8 = Other audit procedures (excluding tax preparation work) 9 = No external audit work

 ----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, Item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity
(4)  Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.

                              TABLE OF ADDITIONAL OBLIGORS


                               State of Incorporation or
Name of Additional Obligor*    Formation                        I.R.S. Employer Identification Number
-----------------------------------------------------------------------------------------------------
Playboy Enterprises, Inc.      Delaware                         36-4249478
Spice Entertainment, Inc.      Delaware                         11-2917462
CPV Productions, Inc.          Delaware                         95-4481959
Cyberspice, Inc.               Delaware                         13-3792864
MH Pictures, Inc.              California                       95-4408483
Planet Spice, Inc.             Delaware                         36-4473316
Spice Direct, Inc.             Delaware                         13-3697513
Spice International, Inc.      Delaware                         13-3688041
Spice Networks, Inc.           New York                         13-3426694
Spice Productions, Inc.        Nevada                           13-3876038
Playboy Enterprises            Delaware                         36-2258830
International, Inc.
Alta Loma Entertainment, Inc.  Delaware                         95-4883621
Itasca Holdings, Inc.          Illinois                         36-3529184
Planet Playboy, Inc.           Delaware                         36-4358154
Playboy Gaming Nevada, Inc.    Nevada                           36-4248894
Playboy Japan, Inc.            Delaware                         36-4282316
Playboy Gaming International,  Delaware                         36-2719674
Ltd.
Playboy Cruise Gaming, Inc.    Delaware                         36-4244129
Playboy Gaming UK, Ltd.        Delaware                         36-4374462
Lifestyle Brands, Ltd.         Delaware                         36-2719675
Lake Shore Press, Inc.         Delaware                         36-2689343
Playboy Clubs International,   Delaware                         36-2477567
Inc.
Playboy preferred, Inc.        Illinois                         36-2601526
Playboy of Sussex, Inc.        Delaware                         36-2659186
Playboy of Lyons, Inc.         Wisconsin                        36-2584408
Playboy Club of Hollywood,     Delaware                         95-2310857
Inc.
Playboy Club of New York, Inc. New York                         13-1935032
Special Editions, Ltd.         Delaware                         36-3039034
Telecom International, Inc.    Florida                          36-3973180
Spice Platinum Entertainment,  Delaware                         95-4873888
Inc.
Spice Hot Entertainment, Inc.  Delaware                         95-4873886
Playboy Models, Inc.           Illinois                         36-2533870
Playboy, Properties, Inc.      Delaware                         36-2558603
Playboy Shows, Inc.            Delaware                         36-2662679
Steelton, Inc.                 Delaware                         36-2655856
Playboy Entertainment Group,   Delaware                         36-3687870
Inc.
AdulTVision Communications,    Delaware                         95-4532434
Inc.
After Dark Video, Inc.         Delaware                         36-2587791
Alta Loma Distribution, Inc.   Delaware                         36-2692124
AL Entertainment, Inc.         California                       95-4682466
Impulse Productions, Inc.      Delaware                         36-3277482
Indigo Entertainment, Inc.     Illinois                         95-4450165
Mystique Films, Inc.           California                       95-4535259
Precious Films, Inc.           California                       36-3989206
Women Productions, Inc.        California                       95-4551605
Playboy TV International, LLC  Delaware                         65-0952345
Claridge Organization, LLC     Delaware                         N/A
Chelsea Court Holdings, LLC    Delaware                         N/A
Candlelight Management, LLC    Delaware                         N/A

* Addresses of principal executive offices are the same as that of PEI Holdings, Inc.